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                                                                     Exhibit 4.2

                              SHAREHOLDER AGREEMENT

            AGREEMENT dated as of June 12, 2000, by and among Synetics Solutions Inc., an Oregon corporation ("Synetics"), YASKAWA ELECTRIC CORPORATION, a Japanese corporation ("Yaskawa"), and HUNTAIR INC., an Oregon corporation ("HUNTAIR").

                                    RECITALS

            A. HUNTAIR, Synetics, and Yaskawa are parties to an Agreement for the Purchase and Sale of Assets dated as of May 19, 2000 (the "Purchase Agreement").

            B. Synetics was formed for the purpose of participating in the transaction provided for in the Purchase Agreement. Immediately prior to the Closing (as defined in the Purchase Agreement), Yaskawa purchased 4,400,000 shares of Synetics's common stock ("Common Stock") and HUNTAIR purchased 100,000 shares of Common Stock.

            C. At the Closing, Synetics is acquiring from HUNTAIR the assets of HUNTAIR's Isolation Technology Division and, in part payment of the purchase price, is issuing to HUNTAIR an additional 200,000 shares of Common Stock.

            D. The 300,000 shares of Common Stock acquired by HUNTAIR are referred to herein as the "HUNTAIR Shares."

            E. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

                                   AGREEMENTS

            In consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.    TRANSFER OF HUNTAIR SHARES

      1.1   RESTRICTIONS

            The HUNTAIR Shares shall not be (i) pledged, hypothecated or otherwise used to secure an obligation of the holder or (ii) sold or transferred except upon the conditions specified in this Agreement. In the event a transfer of HUNTAIR Shares is made pursuant to the terms of this Agreement, the transferee shall take and hold such shares subject to the provisions and upon the conditions specified in this Agreement, which shall be evidenced by such holder's execution of a counterpart of this Agreement. In the event that there is an initial public offering of shares of Common Stock (the "IPO"), the restrictions set forth in this Section 1 shall terminate and be of no further force and effect from and after the effective date of the IPO.



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      1.2   PERMITTED TRANSFER

            In the event HUNTAIR hereafter sells its remaining business assets and dissolves, it may transfer the HUNTAIR Shares to a liquidating trust or similar entity, the beneficiaries of which shall be the HUNTAIR's shareholders. Thereafter, the entity shall remain the sole owner of the HUNTAIR Shares until the restrictions on transfer set forth herein expire or the HUNTAIR Shares are sold.

      1.3   NOTICE OF PROPOSED TRANSFERS

            Prior to any transfer of HUNTAIR Shares (unless the proposed transfer is subject to a registration statement in effect under the Securities Acts of 1933, as amended (the "Securities Act")) HUNTAIR shall give written notice to Yaskawa and Synetics of its intention to effect the transfer in sufficient detail to demonstrate to the reasonable satisfaction of Yaskawa and Synetics that the proposed transfer is permitted hereunder and may be effected without registration under the Securities Act, whereupon HUNTAIR shall be entitled to transfer such shares in accordance with the terms of the notice delivered to Yaskawa and Synetics.

2.    REPURCHASE OF HUNTAIR SHARES

            Beginning July 1, 2000, Synetics may repurchase part of or all the HUNTAIR Shares at the option (the "Call") of Synetics, during the periods, at the prices, and on the terms and conditions set forth below.

      2.1   PRICE

            The repurchase price per HUNTAIR Share during the periods set forth below shall be the price shown in the following table, adjusted as set forth in
Section 2.2 below (the "Call Repurchase Price"):

               PERIOD                                       CALL REPURCHASE PRICE PER SHARE
               ------                                       -------------------------------
July 1, 2000 to September 30, 2000                                        $10.00
October 1, 2000 to December 31, 2000                                       10.36
January 1, 2001 to March 31, 2001                                          10.72
April 1, 2001 to June 30, 2001                                             11.11
July 1, 2001 to September 30, 2001                                         11.50
October 1, 2001 to December 31, 2001                                       11.91
January 1, 2002 to March 31, 2002                                          12.33
April 1, 2002 to June 30, 2002                                             12.77
July 1, 2002 to September 30, 2002                                         13.23
October 1, 2002 to December 31, 2002                                       13.70
January 1, 2003 to March 31, 2003                                          14.18
April 1, 2003 to the third anniversary of                                  14.69
the date of this Agreement


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      2.2   ADJUSTMENTS

            If Synetics shall, at any time after the issuance of the HUNTAIR Shares, pay any dividend on the Common Stock payable in shares of Common Stock or effect a split or combination of the Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Call Repurchase Prices set forth above shall be equitably adjusted to reflect such change.

      2.3   NOTICE OF CALL

            Synetics may exercise its right to repurchase the HUNTAIR Shares by written notice (the "Call Notification") to the holder of the HUNTAIR Shares given not more than 30 or less than 10 days prior to the date of repurchase ("Call Repurchase Date").

      2.4   TERMINATION OF CALL RIGHT

            Synetics shall have no further right to Call the HUNTAIR Shares after the first to occur of the following events:

            (a)   The consummation of the IPO; or

            (b)   The third anniversary of the date of this Agreement.

      2.5   REPURCHASE

            On the Call Repurchase Date specified in the Call Notification, Synetics shall pay the aggregate Call Repurchase Price. Upon payment of the Call Repurchase Price, the Called HUNTAIR Shares shall be deemed to be cancelled and no longer outstanding for any purpose and all rights of the holder with respect to such HUNTAIR Shares shall be deemed to have terminated and such holder shall promptly return the stock certificate for the Called HUNTAIR Shares to Synetics for cancellation.

      2.6   IPO ADJUSTMENT

            In the event that the IPO occurs on or before the 180th day following the Call Repurchase Date, Synetics shall pay to the holder of the HUNTAIR Shares which were Called the difference between the Call Repurchase Price and the IPO price multiplied by the number of HUNTAIR Shares repurchased from such holder.

3.    REGISTRATION OF SYNETICS SHARES

      3.1   INITIAL PUBLIC OFFERING

            Upon the occurrence of the IPO the HUNTAIR Shares shall be included in the IPO on a basis proportionate to the participation of Yaskawa in the IPO.

      3.2   REGISTRATION REQUEST

            At any time after the first anniversary of the IPO, the holder or holders of 25 percent or more of the HUNTAIR Shares may request that Synetics register their HUNTAIR Shares. In such event Synetics will, as soon as practicable, (i) notify in writing all other holders


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of the HUNTAIR Shares and (ii) use its best efforts to effect the registration of all the HUNTAIR Shares held by parties making the registration request and all other HUNTAIR Shares held by other holders from whom Synetics receives a request for registration within twenty (20) days of receipt of written notice from Synetics. Notwithstanding the foregoing, Synetics may defer its obligation to register HUNTAIR Shares for a period not to exceed 120 days if Synetics shall furnish to the holders of the HUNTAIR Shares requesting registration a certificate signed by the Chief Executive Officer of Synetics stating that Synetics intends to file a registration statement relating to a public offering of its equity securities within 90 days after the date of such certificate. Subject to the exception in the foregoing sentence, Synetics shall file a registration statement covering the HUNTAIR Shares so requested to be registered as soon as practicable after receipt of any request.

      3.3   PIGGYBACK REGISTRATION

            If at any time or from time to time after completion of the IPO, Synetics shall determine to register additional Common Stock, either for its own account or the account of a third party, other than (x) a registration relating solely to employee benefit plan securities or (y) a registration relating solely to a Rule 145 transaction, Synetics will (but not more than two (2) times pursuant to this Section 3.3):

            (a) promptly give to the holder of the HUNTAIR Shares written notice thereof, and

            (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the HUNTAIR Shares specified in a written request made within twenty (20) days after receipt of such written notice from Synetics by the holder of such shares.

      3.4   UNDERWRITING

            If a registration of Common Stock involves an underwriting, the right of the holder of HUNTAIR Shares to participate in such registration shall be conditioned upon such holder's participation in the underwriting, to the extent requested. The holder of HUNTAIR Shares shall (together with Synetics and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in the customary form with the managing underwriter selected for such underwriting by Synetics. Notwithstanding any other provision of this Section 3.4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of HUNTAIR Shares to be included in the registration and underwriting, on a pro rata basis, provided that all other holders of shares subject to registration other than Synetics are similarly limited. If the holder of the HUNTAIR Shares disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Synetics and the managing underwriter. Synetics shall have the right to terminate or withdraw any registration initiated by it under this Section 3.4 prior to the effectiveness of such registration, whether or not the holder of the HUNTAIR Shares has elected to include securities in such registration. Any withdrawn registration shall not count against the limit of two registrations provided in Section 3.3.


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      3.5   REGISTRATION AND EXPENSES

            Any registration made pursuant to Section 3.2 or 3.3 shall be effected by Synetics in accordance with customary and usual practices and procedures. The expenses of any such registration shall be borne by Synetics. Participants in any such registration shall provide to each other customary indemnities. HUNTAIR shall furnish to Synetics such information as Synetics may reasonably request in connection with any such registration.

      3.6   RULE 144 SALES

            After such time as a public market exists for the Common Stock, Synetics shall use its best efforts to take such action as may be necessary or appropriate to make available to the holder of the HUNTAIR Shares the benefits of Rule 144 under the Securities Act or any successor to that rule.

      3.7   REGISTERED SHARES

            HUNTAIR Shares registered pursuant to Section 3.2 or 3.3, or eligible for sale under Section 3.6 may be sold by the holder thereof free of the restrictions of this Agreement.

      3.8   TERMINATION OF RIGHTS

            The rights of the holder of the HUNTAIR Shares under Section 3.2 and
3.3 shall terminate on the earlier of (i) the third anniversary of the effective date of the IPO or (ii) at any time that Rule 144 or another similar exemption under the Securities Act is available for the sale of all such holders' securities during a one-month period without registration.

      3.9   LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

            From and after the date of this Agreement, Synetics shall not, without the prior written consent of the holder of at the HUNTAIR Shares, enter into any agreement with any holder or prospective holder of any securities of Synetics which would provide senior or superior registration rights to such holder or prospective holder.

4.    AFFIRMATIVE COVENANTS OF SYNETICS

            Synetics hereby covenants and agrees as follows:

      4.1   FINANCIAL INFORMATION

            Synetics will furnish to the holder of the HUNTAIR Shares the following reports:

            (a) As soon as available after the end of the each fiscal year, audited or reviewed consolidate balance sheets and statements of shareholders' equity of Synetics and its subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income for such fiscal year, prepared in accordance with generally accepted accounting principles;

            (b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Synetics, unaudited balance sheets of Synetics and its subsidiaries, if any, as of the end of each such quarter, and a consolidated


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statement of income of Synetics and its subsidiaries, if any, for each such quarter, all prepared in accordance with generally accepted accounting principles.

      4.2   CO-SALE RIGHTS

            In the event that Yaskawa proposes to sell, assign, transfer or otherwise convey any shares of Common Stock to an entity not affiliated with Yaskawa, the holder of the HUNTAIR Shares shall be entitled to participate in such sale on the same terms and conditions available to Yaskawa and in proportion to the total number of shares to be sold by Yaskawa.

      4.3   PREEMPTIVE RIGHTS

            In the event Yaskawa elects to purchase additional shares of Common Stock, the holder of the HUNTAIR Shares shall be permitted to acquire, at the same price and upon the same terms, such number of shares of Common Stock as will result in such holder preserving its percentage ownership of Common Stock taking into account the shares to be issued and sold to Yaskawa. HUNTAIR acknowledges that, to the extent that it does not exercise such preemptive rights, its percentage ownership of Common Stock shall be reduced.

      4.4   TERMINATION OF COVENANTS

            The covenants set forth in Sections 4.1 through 4.3 shall terminate on, and be of no further force or effect after, the IPO.

5.    PUT OF INVESTOR HUNTAIR SHARES

            During the 30-day period beginning on the third anniversary of the date hereof (the "Put Period"), the holder of the HUNTAIR Shares shall have the option (the "Put") to require Yaskawa to purchase all but not less than all of the HUNTAIR Shares it then holds at a price of $11.91 per HUNTAIR Share (the "Put Purchase Price") and on the terms and conditions set forth below.

      5.1   TERMINATION OF PUT RIGHT

            The Put shall terminate after the effective date of the IPO, or after the expiration of the Put Period, whichever occurs first.

      5.2   ADJUSTMENTS

            If Synetics shall take any action similar to that described in
Section 2.2 above, the Put Purchase Price shall be adjusted in the manner set forth in Section 2.2 above.

      5.3   NOTICE OF PUT

            The holder of the HUNTAIR Shares shall give notice to Yaskawa of its exercise of the Put (the "Put Notice") prior to the end of the Put Period. The Put Notice shall be accompanied by the certificate or certificates representing such shares.


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      5.4   PAYMENT

            Yaskawa shall pay the Put Purchase Price within 90 days after receipt of the Put Notice. Upon payment of the Put Purchase Price, the HUNTAIR Shares so purchased shall be deemed to be cancelled and no longer outstanding for any purpose. If the certificate(s) delivered with the Put Notice covered more shares than those purchased pursuant to this Section 5, Synetics shall deliver to the holder a certificate for the balance of the shares.

      6.    ACKNOWLEDGEMENT AND WAIVER

            HUNTAIR acknowledges that accountants, attorneys, and other consultants for Yaskawa may act as accountants, attorneys, and consultants for Synetics and HUNTAIR expressly waives any conflicts of interest that may result from such joint representation. HUNTAIR acknowledges and agrees that from time to time following the date hereof, Synetics may enter into transactions with Yaskawa or other subsidiaries of Yaskawa as either a purchaser or a seller. HUNTAIR consents to such transactions, provided that no such transactions are made at prices or on terms that are materially disadvantageous to Synetics when compared to normal arms-length transactions with unrelated third parties. Members of the board of directors of Synetics who also serve as employees or directors of Yaskawa or other subsidiaries of Yaskawa shall not be barred from voting to approve transactions between Synetics and Yaskawa or other subsidiaries of Yaskawa by reason of potential conflicts of interest.

7.    MISCELLANEOUS

      7.1   LEGEND

            Until the HUNTAIR Shares are registered as provided in Section 3 hereof or are eligible for sale under Rule 144 as provided in Section 3.2 hereof, each certificate representing HUNTAIR Shares shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE BEING (i) ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL FOR THE CORPORATION, IS EXEMPT FROM REGISTRATION UNDER SAID SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND (ii) SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT DATED AS OF JUNE 12, 2000, TO WHICH THE CORPORATION AND THE HOLDER OF THIS CERTIFICATE ARE PARTIES.


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      7.2   ASSIGNMENT

            Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

      7.3   AMENDMENT

            This Agreement may be amended only by a written instrument signed by Synetics, Yaskawa, and the holder of the HUNTAIR Shares.

      7.4   THIRD PARTIES

            Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      7.5   GOVERNING LAW

            This Agreement shall be governed by and construed under the laws of the State of Oregon without regard to its conflict or choice of law provisions.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SYNETICS SOLUTIONS INC.                           HUNTAIR INC.


By:     KOKI NAKAMURA                             By:      DAVID E. BENSON
        ------------------------------------               ---------------------
        Koki Nakamura                                      David E. Benson
Its:    Chairman and Chief Executive Officer      Its:     President

YASKAWA ELECTRIC CORPORATION

By:     NOBUO SAITA
        -----------------------------------
        Nobuo Saita
Its:    Executive Managing Director,
        Technology and Development


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